UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 5, 2008
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BROADPOINT SECURITIES GROUP, INC.
(Exact name of registrant as specified in its charter)
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New York
(State or other jurisdiction of incorporation)

0-14140
(Commission File Number)

22-2655804
(IRS Employer Identification No.)

One Penn Plaza
New York, New York
(Address of Principal Executive Offices)

10119
(Zip Code)

(212) 273-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    At the Annual Meeting of Shareholders of Broadpoint Securities Group, Inc. (the “Company”) held on June 5, 2008 (the “Annual Meeting”), the shareholders of the Company re-approved the Senior Management Bonus Plan in accordance with and as required by Treasury Regulations promulgated under Section 162(m) of the Internal Revenue Code.  The following is a summary and general description of the purpose and principal terms of the Senior Management Bonus Plan:

Administration.  The Executive Compensation Committee will administer the Senior Management Bonus Plan. The Executive Compensation Committee may permit any executive officer of the Company and its subsidiaries to participate in the Senior Management Bonus Plan. Participants include the executive officers required to be named in the Summary Compensation Table in the proxy statement.

Performance Targets.  The awards under the Senior Management Bonus Plan may only be paid if the performance targets for the performance period are attained. The Executive Compensation Committee will establish the performance targets for the performance period no later than 90 days after the beginning of the performance period. The performance targets shall be based on one or more of the following business criteria: (a) earnings, (b) revenues, (c) stock price, (d) earnings per share, (e) return on equity, (f) return on capital, (g) total shareholder return, (h) before or after tax profit margins, (i) book value per share, (j) expense management, (k) budget comparison, (l) improvements in capital structure and (m) the relative performance of the Company against a peer group of companies on any of the measures above.

Determination of Awards.  For each participant, the Executive Compensation Committee will establish a target award for attainment of each performance target, percentages of the target award for various levels of performance and a threshold level of performance below which no bonus payment may be made. The Executive Compensation Committee has the discretion to decrease or eliminate, though not increase, the amount of any award. In no event will a participant receive awards during a performance period that exceed $5 million in the aggregate.

Prorated Awards.  A participant must be employed at the end of the performance period to receive an award under the Senior Management Bonus Plan, unless the participant dies, becomes disabled or retires, in which event the award will be prorated. In the event that a person is hired or promoted into a position eligible for the Senior Management Bonus Plan after the beginning of a performance period, the Executive Compensation Committee may allow such person to participate during that performance period and be eligible for a prorated award based on the target award established for similarly situated participants.

Amendment or Termination.  The Board or the Executive Compensation Committee can terminate, suspend or amend the Senior Management Bonus Plan at any time. However, no amendment which requires shareholder approval in order for the Senior Management Bonus Plan to continue to comply with Section 162(m) of the Code will be effective until approved by the shareholders.

No Limits on Other Awards and Plans.  The Company retains the discretion of establishing other incentive compensation or paying other cash bonuses to employees who are also participating in the Senior Management Bonus Plan.

Awards Under the Plan.  No awards were made under the Senior Management Bonus Plan in 2006 or 2007, and none are anticipated in 2008. Since awards under the Plan are made at the discretion of the Executive Compensation Committee, the amount of awards to be made under the Plan is not determinable.

A copy of the Senior Management Bonus Plan is attached as Appendix B to the Company’s 2008 Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission on April 28, 2008 (the “2008 Proxy”).

Item 8.01.    Other Events.

On June 5, 2008, the Company held its Annual Meeting at which the shareholders:

(1)
elected seven members of the Board of Directors - three Class I directors, two Class II directors and two Class III directors - whose terms will expire at the annual meeting of shareholders in 2011, 2009, and 2010, respectively.  The elected directors are as follows:

Class I directors:  George C. McNamee, Mark R. Patterson, and Robert S. Yingling.

Class II directors:  Lee Fensterstock and Christopher R. Pechock.

Class III directors:  Wade D. Nesmith and Frank Plimpton.

(2)
approved the Amendment to the Broadpoint Securities Group, Inc. 2007 Incentive Compensation Plan, which increased the maximum number of shares authorized for issuance under the 2007 Plan by 10,675,000 shares, subject to adjustment;

(3)	re-approved the Senior Management Bonus Plan; and

(4)	ratified the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                BROADPOINT SECURITIES GROUP, INC.

                By: /s/ Robert I. Turner
                Name:  Robert I. Turner
                Title:    Chief Financial Officer

Dated: June 9, 2008